Exhibit 21

SUBSIDIARIES OF APPLIED MATERIALS, INC.

As of 10/30/2011

LEGAL ENTITY NAME		PLACE OF INCORPORATION
Applied Materials Japan, Inc.		Japan
Applied Materials (Holdings)	(1)	California
Applied Materials Asia-Pacific, LLC	(2)	Delaware
Applied Materials Israel, Ltd.	(3)	Israel
Applied Materials SPV1, Inc.	(4)	Delaware
AKT, Inc.	(5)	Japan
Etec Systems, Inc.		Nevada
AKT Japan, LLC		Delaware
Applied Materials India Private Limited		India
Metron Technology, Inc.	(6)	Delaware
Applied Ventures, LLC		Delaware
1325949 Ontario Inc.	(7)	Canada
AFCO GP, LLC		Colorado
Applied Films Taiwan Co., Ltd.		Taiwan
AFCO C.V.	(a)	The Netherlands
Applied Films Asia Pacific Limited		Hong Kong
PT Applied Materials Indonesia		Indonesia
Semitool, Inc.	(8)	Montana
TF Solar Manufacturing LLC		Delaware
(1) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California
(2) Applied Materials Asia-Pacific, LLC owns the following subsidiaries:
Applied Materials Korea, Ltd.		Korea
Applied Materials Taiwan, Ltd.		Taiwan
Applied Materials China, Ltd.	(b)	Hong Kong
AMAT (Thailand) Limited		Thailand
Applied Materials (Shanghai) Co., Ltd.		P.R. China
Applied Materials (China) Holdings, Ltd.	(c)	P.R. China
(3) Applied Materials Israel, Ltd. owns the following subsidiary:
Integrated Circuit Testing GmbH		Germany
(4) Applied Materials SPV1, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc.	(d)	Delaware
(5) AKT, Inc. owns the following subsidiary:
AKT America, Inc.		California
(6) Metron Technology, Inc. owns the following subsidiaries:
Metron Technology (Europa) Ltd.		United Kingdom
Metron Technology (Israel) Ltd.		Israel
Metron Technology (Asia) Ltd.	(e)	Hong Kong
Metron Technology Distribution Corporation		Nevada
(7) 1325949 Ontario Inc. owns the following subsidiary:
Applied Materials Canada, Inc. Canada
(8) Semitool, Inc. owns the following subsidiaries:
Semitool Halbleitertechnik Vertriebs GmbH		Germany
Semitool Europe Ltd.	(f)	United Kingdom
Semitool (Asia) Pte Ltd.		Singapore

LEGAL ENTITY NAME		PLACE OF INCORPORATION
Semitool Japan, Inc.		Japan
Semitool Korea, Inc.		South Korea
Semitool Semiconductor Equipment Technology (Shanghai) Co., Ltd.		PRC
Semitool (Taiwan) Inc.		Nevada
Semitool (Philippines) Inc.		Nevada
Semitool Italia SRL		Italy
(a) AFCO C.V. owns the following subsidiaries:
Applied Materials Europe BV	(g)	The Netherlands
Applied Materials Deutschland Holding	(h)	Germany
GmbH
Applied Materials Luxembourg S.à r.l.	(i)	Luxembourg
(b) Applied Materials China, Ltd. owns the following subsidiaries:
Applied Materials China (Tianjin) Co., Ltd.		P.R. China
Applied Materials (China), Inc.		P.R. China
(c) Applied Materials (China) Holdings, Ltd., owns the following subsidiaries:
Applied Materials (Xi’an), Ltd.		P.R. China
Applied Materials (Suzhou) Co., Ltd.		P.R. China
(d) Applied Materials SPV2, Inc. owns the following 50-50 joint venture:
eLith LLC		Delaware
(e) Metron Technology (Asia) Ltd. owns the following subsidiaries:
Metron Technology (Shanghai) Ltd.		P.R. China
Metron Technology (Singapore) Pte. Ltd.		Singapore
Metron Technology (Malaysia) Sdn Bhd		Malaysia
(f) Semitool Europe Ltd. owns the following subsidiary:
Semitool Israel Limited		Israel
(g) Applied Materials Europe BV owns the following subsidiaries:
Applied Materials GmbH		Germany
Applied Materials France SARL		France
Applied Materials Ireland Ltd.		Ireland
Applied Materials Belgium N.V.		Belgium
Applied Materials Spain S.L.		Spain
Applied Materials Switzerland Sàrl	(j)	Switzerland
Applied Materials Netherlands B.V.		The Netherlands
Applied Materials Italia S.r.l.	(k)	Italy
(h) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials Verwaltung GmbH		Germany
Applied Materials GmbH & Co., KG		Germany
(i) Applied Materials Luxembourg S.à r.l. owns the following subsidiary:
Applied Materials South East Asia Pte. Ltd. (l)		Singapore
(j) Applied Materials Switzerland Sàrl owns the following subsidiary:
HCT Shaping Systems Service (Beijing) Co., Ltd.		PRC
(k) Applied Materials Italia S.r.l. owns the following subsidiary:
Baccini GmbH		Germany
(l) Applied Materials South East Asia Pte. Ltd. owns the following subsidiaries:
Applied Materials (AMSEA) Sdn Bhd		Malaysia
Applied Materials Singapore Technology Pte. Ltd.		Singapore

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